EXHIBIT 21.1



              SUBSIDIARIES OF AMERICAN MOBILE SATELLITE CORPORATION


Name                                             Location of Incorporation


American Mobile Radio Corporation                State of Delaware

AMRC Holdings, Inc.                              State of Delaware

AMSC Acquisition Company, Inc.                   State of Delaware

AMSC Sales Corporation, Ltd.                     Territory of the Virgin Islands

American Mobile Satellite Sales Corporation      State of Delaware

AMSC Subsidiary Corporation                      State of Delaware and
                                                 Commonwealth of Virginia

Personal Communications Satellite Corporation    State of Delaware

AMSC ARDIS Acquisition, Inc.                     State of Delaware

AMSC ARDIS, Inc.                                 State of Delaware

Radio Data Network Holding Corporation           State of New York

ARDIS Company                                    New York General Partnership

ARDIS Holding Company                            New York Limited Partnership